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                                                                  Exhibit 3.11

                               SECURITY AGREEMENT


          In order to secure the payment of all liabilities due or to become due by Food Extrusion, Inc., a Nevada corporation (the "Company"), to Monsanto Company ("Monsanto") pursuant to the Letter Agreement, dated October 31, 1996, between the Company and Monsanto (the "Agreement") and the performance by the Company of all agreements set forth therein, the Company hereby grants a security interest in and assigns, transfers, pledges and delivers to Monsanto:

          six rice extruders located at the premises of Food Extrusion, Inc., 1241 Hawk's Flight Court, El Dorado Hills, California 95762

          (The  above  being  hereinafter   collectively   referred  to  as  the
          "Collateral")

          This Security Agreement is subject to the following terms and conditions:

          1. The Company warrants that it has good title to the Collateral free and clear of all security interests, liens and encumbrances and adverse claims.

          2. The Company will not do any act or thing, by grant or otherwise, impairing the rights conveyed herein or that can prevent or in any manner interfere with the full enjoyment by Monsanto of the rights granted to it hereunder.

          3. The Company, at its own expense, will do all acts and things as may be from time to time necessary or convenient to create, perfect and maintain the rights created hereby as a valid lien upon the Collateral subject to no adverse liens or encumbrances.

          4. The Company agrees that, at its own expense, it will defend, indemnify, make good, save and hold harmless Monsanto, its successors and assigns, from and against any losses, damages, costs, charges, legal fees, recoveries, action, judgments, penalties, expenses, or other loss whatsoever, which may be obtained against, imposed upon or suffered by Monsanto, its successors and assigns, by reason of the breach of any warranty, covenant, agreement or representation herein made by the Company.

          5. Until the happening of an Event of Default, as defined in the Agreement, the Company may use the Collateral in any lawful manner not inconsistent with the agreements herein.

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          If the Company fails to do any act as herein  required,  Monsanto may, without notice to or demand upon the Company, do such acts as it may deem necessary to protect its security interest in the Collateral.

          6. Upon the happening of an Event of Default, as defined in the Agreement, Monsanto shall have the immediate right then or at any time thereafter to exercise in respect of the Collateral and any other property then constituting collateral hereunder, all of the rights, remedies and options of a secured party under the Uniform Commercial Code of California, regardless of whether such Code or law similar thereto is in force and effect in the jurisdiction where such rights or remedies are asserted. Any requirement of said Uniform Commercial Code for reasonable notice to the Company shall be met by mailing written notice, first class, postage prepaid, to the Company at its address then appearing in the agreement at least ten(10) days prior to the sale, disposition or other event giving rise to the required notice.

          7. This Security Agreement shall remain in effect until the liability of the Company to Monsanto under the Agreement has been paid in full.

          Upon termination of this Security Agreement, Monsanto shall deliver a termination statement to the Company.

          IN WITNESS WHEREOF, the parties have signed this Security Agreement as of November 1, 1996.

                                                     Food Extrusion, Inc.


                                                     By  /s/ Daniel McPeak
                                                       -------------------


                                                     Monsanto Company


                                                     By /s/ Hendrik Verfaillie
                                                       -----------------------